UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2019

Date of Report

Q BioMed Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-193328	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ortoli Rosenstadt LLP 366 Madison Avenue New York, NY 10017	10022
(Address of principal executive offices)	(Zip Code)

(212) 588-0022

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On April 21, 2017, we entered into a License Agreement on Patent & Know-How Technology (the “Agreement”) with ASDERA pursuant to which we intended to work with ASDERA to treat a rare pediatric condition (nonverbal disorder) in children who develop autism spectrum disorders.

On November 27, 2019, we notified ASDERA that we considered the Agreement to have been rescinded retroactively as of April 21, 2017. We rescinded the Agreement based on our conclusion that material misstatements and omissions were made by ASDERA prior to entering such Agreement. As a result of such rescission, we believe that we have no continuing material obligations to ASDERA. However, we will continue to develop unique technologies for the benefit of underserved patient populations.

Item 3.02	Unregistered Sales of Equity Securities.

In October and November 2019, we entered into a series of securities purchase agreements for the sale of 1,185,715 units at a $0.35 per unit sales price. Each unit consisted of one share and one warrant to purchase a share of common stock at an exercise price of $0.50.

In November 2019, we converted $20,000 of outstanding debt due to one of our directors into 40,000 shares of common stock and $20,000 of outstanding debt due to a consultant into 40,000 shares of common stock.

On November 20, 2019, we issued 831,481 shares to a note holder in exchange for the conversion of $415,740.82 of principal and interest on convertible notes.

On November 25, 2019, we issued 500 shares to a director in exchange for services.

On November 25, 2019, we issued 254,442 shares to five consultants pursuant to consulting agreements.

On November 25, 2019, we issued 377,834 shares pursuant to a research collaboration and master services agreement with Chemveda Life Sciences India Private Limited.

On November 25, 2019, we issued 150,000 shares due to BioNucleonics, Inc. pursuant to a September 23, 2019 Settlement Agreement.

On December 2, 2019, we issued 503,295 shares to a note holder in exchange for the conversion of $251,674.74 of principal and interest on convertible notes.

The issuances of the securities mentioned above qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q BioMed Inc.
Date: December 2, 2019	By:	/s/ Denis Corin
	Name:	Denis Corin
	Title:	President